UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

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Date of Report:   January 25, 2013
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01.    Regulation FD Disclosure.

On January 23, 2013 Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing the Company’s estimated total proved reserves at year-end 2012 (the “Reserves Release”).  A copy of the Reserves Release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

The Reserves Release also reported the present value, or PV-10 (as defined in the Reserves Release), of the Company’s estimated total proved reserves at December 31, 2012. The Reserves Release also included (i) the standardized measure of discounted future net cash flows relating to the Company’s estimated total proved reserves at December 31, 2012 and (ii) a reconciliation of the present value, or PV-10, of the Company’s estimated total proved reserves at December 31, 2012 to this standardized measure.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation Regarding Year-End Reserves dated January 23, 2013

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 25, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation Regarding Year-End Reserves dated January 23, 2013